As filed with the Securities and Exchange Commission on November 2, 2015

Registration No. 333- 177835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GULF RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3637458
(State of Incorporation)	(I.R.S. Employer Identification Number)

Level 11, Vegetable Building, Industrial Park of the East City
Shouguang City , Shandong Province 262700
The People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2007 Equity Incentive Plan
(Full title of the plan)

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
(Name, address and telephone number for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0005	6,000,000	$1.76	$10,560,000	$1,063.39

(1)
Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Registrant’s capital stock.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on October 29, 2015.

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INTRODUCTION

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 shares of the common stock of Gulf Resources, Inc., to be issued pursuant to our company’s Amended and Restated 2007 Equity Incentive Plan.

In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2011 (File No. 333-177835) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated 2007 Equity Incentive Plan (1)

4.2	Amendment to Amended and Restated 2007 Equity Incentive Plan (2)

5.1	Opinion of Loeb & Loeb LLP, Counsel to Company

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of Morison Cogen LLP, Independent Registered Public Accounting Firm

(1)	Previously filed with our Registration Statement on Form S-8 filed on February 28, 2007.
(2)	Previously filed with our Definitive Proxy Statement on Schedule 14A on August 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Gulf Resources, Inc., a corporation organized under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, California, as of November 2, 2015.

Gulf Resources, INC.

By:	/s/ Xiaobin Liu
Xiaobin Liu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Xiaobin Liu		November 2, 2015
Xiaobin Liu	Chief Executive Officer and Director

/s/ Min Li		November 2, 2015
Min Li	Chief Financial Officer

/s/ Ming Yang		November 2, 2015
Ming Yang	Director

/s/ Naihui Miao		November 2, 2015
Naihui Miao	Director

/s/ Tengfei Zhang		November 2, 2015
Tengfei Zhang	Director

/s/ Yang Zou		November 2, 2015
Yang Zou	Director

/s/ Nan Li		November 2, 2015
Nan Li	Director

/s/ Shi Tong Jiang		November 2, 2015
Shi Tong Jiang	Director

GULF RESOURCES, INC.
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated 2007 Equity Incentive Plan (1)

4.2	Amendment to Amended and Restated 2007 Equity Incentive Plan (2)

5.1	Opinion of Loeb & Loeb LLP, Counsel to Company

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of Morison Cogen LLP, Independent Registered Public Accounting Firm

(1)	Previously filed with our Registration Statement on Form S-8 filed on February 28, 2007.
(2)	Previously filed with our Definitive Proxy Statement on Schedule 14A on August 31, 2015.